UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2018

Thor Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 East Beardsley Avenue,	46514-3305
Elkhart, Indiana	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (574) 970-7460

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02  Results of Operations and Financial Condition

On December 6, 2018, Thor Industries, Inc. (the “Company”) issued a press release announcing certain financial results for the first quarter and three months ended October 31, 2018. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The Company also posted an updated investor slide presentation and a list of investor questions and answers to the “Investors” section of its website.  A copy of the Company’s slide presentation and investor questions and answers are attached hereto as Exhibit 99.2 and 99.3, respectively, and are incorporated by reference herein.

Item 7.01  Regulation FD Disclosure

The slide presentation attached hereto as Exhibit 99.2, and incorporated by reference herein, also provides updated information on industry wholesale shipments and retail market share. The Company also posted an updated list of investor questions and answers to the “Investors” section of its website. A copy of the Company’s investor questions and answers is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

In accordance with general instruction B.2 to Form 8-K, the information set forth in Items 2.02 and 7.01 of this Form 8-K (including Exhibits 99.1, 99.2, and 99.3) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing thereunder or under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits

(d)            Exhibits

Exhibit Number	Description

99.1	Copy of press release, dated December 6, 2018, issued by the Company.
99.2	Copy of investor slide presentation, posted on the Company’s website on December 6, 2018.
99.3	Copy of investor questions and answers posted on the Company’s website on December 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: December 6, 2018	By: /s/ Colleen Zuhl
Name: Colleen Zuhl
Title: Senior Vice President and
Chief Financial Officer